UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2024

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI 48108
(Address of principal executive offices and zip code)

(734) 887-3903

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2024, Esperion Therapeutics, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with GLAS USA LLC, as administrative agent, and Athyrium Opportunities IV Co-Invest 1 LP, HCR Stafford Fund II, L.P., HCR Potomac Fund II, L.P. and HCRX Investments HoldCo, L.P., as the initial lenders party thereto. The Credit Agreement provides for a $150,000,000 term loan (the “Loan”), which was borrowed in full at closing. Proceeds from the Loan will be used to repay a portion of the outstanding obligations under the Company’s existing $265 million aggregate principal amount 4.00% Convertible Senior Subordinated Notes due November 2025 (the “Existing Notes”) and to pay fees and expenses in connection with the Credit Agreement.

The Loan will bear interest at an annual rate of 9.75% if paid in cash, and 11.75% if paid-in-kind. At the Company’s option, interest on the Loan may be paid-in-kind for the first four full fiscal quarters ending after the closing date. The Credit Agreement requires quarterly interest-only payments for the first four years after the closing date and, thereafter, the Loan will partially amortize in quarterly principal payments of 12.50% , with the outstanding balance to be repaid on the maturity date, which shall be five (5) years after the closing date (the “Maturity Date”); provided that, such amortization may be adjusted pursuant to the terms of the Credit agreement. The Company may, at its option, prepay the Loan in whole or in part at any time, subject to concurrent payment of certain fees and, if prepaid (a) within the first two years after closing, a make-whole premium plus 3%, (b) after the second anniversary of closing and on or prior to the third anniversary, a prepayment premium of 3% and (c) after the third anniversary of closing and on or prior to the fourth anniversary, a prepayment premium of 1% (the “Prepayment Premium”). The Loan is subject to mandatory prepayment in the event of specified asset dispositions, extraordinary receipts, unpermitted debt issuances, change of control, and, in certain circumstances, failure to settle the exchanges of the Company’s Existing Notes, subject to certain exceptions and thresholds and concurrent payment of certain fees and, if prepaid within the first four years of closing, the applicable Prepayment Premium.

All obligations under the Credit Agreement shall be guaranteed by the Company’s present and future wholly owned subsidiaries, subject to customary exceptions, and secured by assets of Company and the guarantors, including the equity interests in the Company’s subsidiaries, subject to customary exceptions. The Credit Agreement contains a financial covenant to maintain minimum liquidity of $50,000,000. The Credit Agreement contains affirmative and negative covenants customary for a senior secured loan. The negative covenants under the Credit Agreement limit the ability of the Company and its subsidiaries to, among other things, dispose of assets, engage in mergers, acquisitions, and similar transactions, incur additional indebtedness, grant liens, make investments, pay dividends or make distributions or certain other restricted payments in respect of equity, prepay other indebtedness, enter into restrictive agreements, undertake fundamental changes or amend certain material contracts, in each case subject to certain exceptions.

The Credit Agreement also contains certain customary events of default, including, but not limited to, a failure to comply with the covenants in the Credit Agreement. If an event of default has occurred and continues beyond any applicable cure period, the administrative agent or the required lenders may accelerate all outstanding obligations under the Credit Agreement and/or exercise any other remedies provided under the loan documents.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On December 12, 2024, the Company entered into privately negotiated exchange and subscription agreements with certain holders of its 4.00% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”) pursuant to which the Company will issue $100 million aggregate principal amount of its 5.75% Convertible Senior Subordinated Notes due 2030 (the “New Notes”) consisting of (a) approximately $57.5 million principal amount of New Notes, along with approximately $153.4 million in cash, issued in exchange for approximately $210.1 million principal amount of 2025 Notes (the “Exchange Transactions”), and (b) approximately $42.5 million principal amount of New Notes for cash (the “Subscription Transactions” and together with the Exchange Transactions, the “Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

The initial conversion rate for the New Notes will be 326.7974 shares of the Company’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $3.06 per share of common stock, subject to adjustment upon the occurrence of certain specified events, but in no event will the conversion rate per $1,000 principal amount of notes exceed 392.1568 shares of common stock, subject to adjustment.

Following the closing of the Exchange Transactions, approximately $54.9 million in aggregate principal amount of 2025 Notes will remain outstanding with terms unchanged. The Company intends to use the net proceeds from the Subscription Transactions for general corporate purposes. The Transactions are expected to close concurrently on or about December 17, 2024, subject to customary closing conditions.

The offer and sale of the New Notes and the common stock of the Company issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The New Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to persons reasonably believed to be qualified institutional buyers or accredited investors within the meaning of Rule 501 of Regulation D. The issuance of common stock upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 8.01. Other Events.

On December 13, 2024, the Company issued a press release announcing the Transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 13, 2024, by and among Esperion Therapeutics, Inc., GLAS USA LLC, as administrative agent, and the lenders party thereto.

99.1	Press release, issued on December 13, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer